UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2010 (January 4, 2010)

REGI U.S., INC.
Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 4, 2010, the shareholders of the Company elected Mr. Thomas Robertson to the Board of Directors of the Company at the annual general meeting of shareholders of the Company. The election of Mr. Robertson was not included in the proxy circular which was distributed to the shareholders of record as of November 2, 2009.

There is no arrangment or understanding between Mr. Thomas Robertson and any other persons pursuant to which Mr. Robertson was selected as a director. However, Mr. Robertson is the son of Mr. John Robertson, the President, CEO and a director of the Company.

Mr. Thomas Robertson does not presently serve on any committee of the company.

Mr. Thomas Robertson is not a party to any related party transaction pursuant to item 404(a) of Regulation S-K, nor any other material plan, contract or arrangement.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	January 28, 2010	REGI U.S., Inc.

		By:	/s/ John Robertson
John Robertson, President and Chief Executive Officer